NEWS RELEASE
Completel Europe N.V.              Investor Contact:
Blaak 16                           Stefan Sater, Director Investor Relations
3011 TA Rotterdam                  Tel: +33 1 72 92 20 43
The Netherlands                    e-mail : s.sater@completel.fr
+31 20 666 1701
(Euronext Paris: CTL)
5th August, 2002


         COMPLETEL EUROPE N.V.: ANNUAL AND EXTRAORDINARY MEETINGS
                       TO BE HELD ON AUGUST 20, 2002

PARIS, August 5, 2002- CompleTel Europe N.V., a facilities-based provider of fiber optic local access telecommunications and Internet services to business end-users, carriers and ISPs in France, today announced that its annual general meeting will be held on August 20, 2002 at 13.00h CET at the World Trade Center, Schipholboulevard 127, 1118 BG, Schiphol, The Netherlands. This meeting will be followed at 14.00h CET by an extraordinary general meeting regarding the current recapitalisation plan of Completel Europe N.V..

The purposes of the annual general meeting is as follows:

1. To discuss our statutory annual accounts and the other information referred to in Article 392 of Book 2 of the Dutch Civil Code;

2. To deliver the written report by our Board of Management on the state of our affairs and the management conducted during 2001;

3. To adopt our statutory annual accounts for the fiscal year ended December 31, 2001; and

4. To grant discharge to the members of our Supervisory Board and Board of Management from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2001.

The purpose of the extraordinary general meeting is as follows:

1. To amend our articles of association in order to provide for a 670-to-one reverse split of each of our Ordinary shares, combined with a reduction in the nominal value of the resulting shares to(euro)0.04 per share;

2. To amend our articles of association to enable us to effect our recapitalization, as described in the proxy statement mailed to our shareholders today, in accordance with the proposal of our Board of Management, as approved by our Supervisory Board;

3. To grant discharge to the members of our Supervisory Board and Board of Management from liability in respect of the exercise of their duties in connection with our recapitalization;

4. To authorize the redemption, on July 1, 2007, of the Preferred shares to be issued in our recapitalization in accordance with their terms; and

5. To discuss such other business as may properly come before the meeting.


Completel Europe NV (Euronext Paris: CTL).
Completel is a facilities-based provider of fiber optic local access telecommunications and Internet services to business end-users, carriers and ISPs in France.

NOTE:
Certain information in this press release constitutes "forward-looking statements" within the meaning of Section 21E of the U.S. Securities Exchange Act. These forward-looking statements are identified by their use of such words as "believes," "anticipates," "should," "expects," "forecast," "projects," and similar expressions. Such statements are based on the current expectations and assumptions of the management of Completel only, and Completel does not undertake to publicly update or revise these statements, whether as a result of new information, future events or otherwise. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Completel's achievements to differ materially from those forecasted or suggested in this press release. The most important of these factors are Completel's potential inability to obtain the approval of the French securities market authorities in relation to the terms of the warrants or their proposed listing on Euronext Paris, the approval of Euronext Paris in relation to that listing, or the approval of the parties to its Restructuring Agreement of the terms of the warrants and their issuance. For a more detailed discussion of the risks affecting the Company, please refer to Completel's prospectuses and 10-K,10-Q and 8-K reports filed with the U.S. Securities and Exchange Commission.

Paris office: Tour Egee, 9-11 allee de l'Arche, 92671 Courbevoie Cedex, FRANCE
                          Tel: +33 1 72 92 20 00
                             www.completel.com